Exhibit 10(r)

OMNIBUS AGREEMENT DATED DECEMBER 18, 2006 BETWEEN
ATLAS ENERGY RESOURCES, LLC AND ATLAS AMERICA, INC.

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT (this “Omnibus Agreement”) is entered into on, and effective as of December 18, 2006, by and between Atlas Energy Resources, LLC, a Delaware limited liability company (“Atlas Energy”), and Atlas America, Inc., a Delaware corporation (“Atlas America”).

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Omnibus Agreement, the following terms shall have the respective meanings set forth below or in the recitals above:

“Atlas America Entities” means Atlas America and any of its Subsidiaries other than Atlas Energy and its Subsidiaries.

“Atlas Energy Conflicts Committee” means the “conflicts committee” as defined in the LLC Agreement.

“Authority” means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America and (iv) the National Association of Securities Dealers.

“Business Opportunity” means an opportunity to pursue, purchase or invest in a business opportunity with respect to a domestic natural gas or oil production or development business that meets at least one of the following criteria:

(a) it involves the acquisition of a Subsidiary or

(b) it involves an investment in natural gas or oil wells or other natural gas or oil rights.

“Business Opportunity Information” has the meaning set forth in Section 2.1.

“LLC Agreement” means the limited liability company agreement of Atlas Energy as then currently in effect.

“Losses” has the meaning set forth in Section 3.3.

“Management Agreement” means the management agreement of even date herewith between Atlas Energy and Atlas Energy Management, Inc., as the same may be amended from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Subsidiary” means:

(a) in the case of a corporation, ownership, directly or indirectly, of at least a majority of the outstanding shares of stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); and

(b) in the case of a joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation, ownership, directly or indirectly, of at least a majority of the voting equity of such entity or control of such entity. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of  such second Person will be deemed to “control” such second Person (e.g., a sole general partner controls a limited partnership).

ARTICLE II
BUSINESS OPPORTUNITIES

Section 2.1 Restricted Businesses. Atlas America agrees that if an Atlas America Entity is presented with a Business Opportunity, Atlas America shall give, and shall cause any other Atlas America Entity to give, prompt written notice to Atlas Energy of the Business Opportunity. Such notice shall set forth all information available to the Atlas America Entity about the Business Opportunity, including the identity of the Business Opportunity and its seller, venture partner or other material party and the proposed price, and shall include all written information about the Business Opportunity provided to the Atlas America Entity by and on behalf of the seller, venture partner or other material party, as well as any information or analyses compiled by the Atlas America Entity from other sources (such information collectively, the “Business Opportunity Information”). The Atlas America Entities shall continue to provide promptly to Atlas Energy any and all Business Opportunity Information subsequently received. Within a time period specified by the Atlas America Entity’s notice to Atlas Energy, which shall be a reasonable time under the circumstances, Atlas Energy shall advise the Atlas America Entity in writing whether it wishes to acquire or invest in the Business Opportunity. If Atlas Energy advises the Atlas America Entity of its intent to acquire or invest in the Business Opportunity, the Atlas America Entities shall refrain from making an offer for the Business Opportunity except as permitted hereunder. If Atlas Energy (i) advises the Atlas America Entity that (with the approval of Atlas Energy Conflicts Committee) it does not intend to acquire or invest in the Business Opportunity, (ii) advises the Atlas America Entity of its intent to acquire or invest in the Business Opportunity but does not complete the acquisition or investment within a reasonable time after Atlas Energy’s notice of its intent to the Atlas America Entity or (iii) fails to timely advise the Atlas America Entity of its intent, any of the Atlas America Entities shall be free to acquire or invest in the Business Opportunity.

Section 2.2 Scope of Restricted Business Prohibition. Except as provided in this Article II or the LLC Agreement, each Atlas America Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with Atlas Energy.

Section 2.3 Enforcement. Atlas America agrees and acknowledges that Atlas Energy does not have an adequate remedy at law for the breach by Atlas America of the covenants and agreements set forth in this Article II, and that any breach by Atlas America of such covenants and agreements would result in irreparable injury to Atlas Energy. Atlas America further agrees and acknowledges that Atlas Energy may, in addition to the other remedies which may be available to it hereunder or under applicable law, file a suit in equity to enjoin any of the Atlas America Entities from such breach, and Atlas America consents to the issuance of such injunctive relief.

ARTICLE III
MISCELLANEOUS

Section 3.1 Governing Law. This Omnibus Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of law principles thereof.

Section 3.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Omnibus Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Omnibus Agreement shall be sent to or made at the address set forth below such party’s signature to this Omnibus Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

Section 3.3 Integration. This Omnibus Agreement supersedes all previous understandings or agreements among the parties, whether oral or written, with respect to their subject matter. This document contains the entire understanding of the parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Omnibus Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Omnibus Agreement.

Section 3.4 Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 3.5 Amendment or Modification. This Omnibus Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that Atlas Energy may not, without the prior approval of the Atlas Energy Conflicts Committee, agree to any amendment or modification that, in the reasonable discretion of Atlas Energy, will adversely affect the holders of Atlas Energy common units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Omnibus Agreement.

Section 3.6 Assignment. No party shall have the right to assign its rights or obligations under this Omnibus Agreement without the consent of the other parties hereto.

Section 3.7 Counterparts. This Omnibus Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 3.8 Severability. If any of the provisions of this Omnibus Agreement is held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Omnibus Agreement. Instead, this Omnibus Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Omnibus Agreement at the time of its execution.

Section 3.9 Headings; References; Interpretation. All Article and Section headings in this Omnibus Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Omnibus Agreement, shall refer to this Omnibus Agreement as a whole, including all Schedules and Exhibits attached hereto, and not to any particular provision of this Omnibus Agreement. All personal pronouns used in this Omnibus Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.10 Further Assurances. In connection with this Omnibus Agreement and all transactions contemplated by this Omnibus Agreement, each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Omnibus Agreement and all such transactions.

Section 3.11 Laws and Regulations. Notwithstanding any provision of this Omnibus Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Omnibus Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 3.12 Negation of Rights of Limited Partners, Assignees and Third Parties. The provisions of this Omnibus Agreement are enforceable solely by the parties to this Omnibus Agreement, and no unitholder, assignee or other Person shall have the right, separate and apart from Atlas Energy, to enforce any provision of this Omnibus Agreement or to compel any party to this Omnibus Agreement to comply with the terms of this Omnibus Agreement.

Section 3.13 Term. This Omnibus Agreement shall remain in effect for so long as an Atlas America Entity controls Atlas Energy. For the purposes of this Section 3.13, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Omnibus Agreement on, and effective as of, the date first written above.

ATLAS ENERGY RESOURCES, LLC

By:
Name: Title:

Address for Notice: 311 Rouser Road Moon Township, PA 15108

Telecopy Number: (412) 262-2820

ATLAS AMERICA, INC.

By:
Name: Title:

Address for Notice: 311 Rouser Road Moon Township, PA 15108

Telecopy Number: (412) 262-2820